Exhibit 31.1

CERTIFICATION PURSUANT TO SARBANES–OXLEY ACT OF 2002

I, Michael Crawford, certify that:

1. I have reviewed this amended annual report on Form 10–K/A of Hall of Fame Resort & Entertainment Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2024	By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer
(Principal Executive and Interim Principal Financial Officer)